UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2017

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Street, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2017, the Board of Directors of Horizon Bancorp (“Horizon”) considered and approved amendments to several Horizon benefit plans in which key executive officers may participate. Specifically, the Board has approved changes to the 2013 Omnibus Equity Incentive Plan (the “Omnibus Plan”) (subject to approval of the shareholders) and its two supplemental executive retirement plans, namely, the Supplemental Executive Retirement Plan (the “1997 Frozen SERP”) and the 2005 Supplemental Executive Retirement Plan (the “2005 SERP” and together with the 1997 Frozen SERP, the “SERP”), as more fully described below.
Omnibus Plan

The Omnibus Plan was adopted as an equity-based incentive compensation plan designed to further the growth and financial success of Horizon by aligning the interests of directors, officers and employees with the interests of shareholders through awards of common shares and other equity incentives.
Although the Board has approved amendments to the Omnibus Plan, no changes are final or will go into effect until the Omnibus Plan, as amended and restated, is submitted to and approved by the shareholders at the 2018 Annual Meeting of Shareholders to be held in May 2018. The proposed amendments include the ability to award “Other Stock-Based Awards,” in addition to the already permitted nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units and performance shares. “Other Stock-Based Awards” refers to any other type of award involving Horizon’s common shares and any award that is valued in whole or in part by reference to Horizon’s common shares. Similar to other types of equity incentive awards historically available under the Omnibus Plan, Other Stock-Based Awards will be granted by the Compensation Committee of the Board and subject to the terms and conditions determined by the Compensation Committee in the individual award agreements. The primary reason for the addition of Other Stock-Based Awards to the Omnibus Plan is to provide Horizon with the option to fund any common stock requirements of its deferred compensation plans, including the SERP.
In addition to the amendment to add Other Stock-Based Awards, the Board has proposed and approved an amendment to clarify that incentive stock options cannot be exercised more than three months after the participant’s termination of service for any reason other than disability or death, or one year after the participant’s termination of service due to disability or death. The references to death were added.
The Omnibus Plan, as it is proposed to be amended and restated, will be included in the 2018 Proxy Statement to be delivered to the shareholders for their consideration and action at the 2018 Annual Meeting of Shareholders.
SERP

Horizon’s SERP permits certain management or highly compensated employees of Horizon with supplemental retirement benefits to make up for benefits reduced under the Company’s tax-qualified Employees’ Thrift Plan due to benefit limits imposed by the Internal Revenue Code of 1986. The SERP permits the deferral of the additional compensation. Eligible employees may elect to defer a percentage of the participant’s total cash compensation each year, with the maximum deferral percentage limited to 25% of the participant’s total compensation. The deferred amounts may be kept in cash or invested in Horizon’s common stock.
On December 19, 2017, the Board approved amendments to the SERP to clarify that trust assets invested in Horizon common stock may also be distributed in kind, or in a combination of cash and common stock, at the discretion of Horizon. Prior to the amendment, distributions in common stock were not expressly permitted. There were no other changes to the SERP proposed or approved.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the meeting of the Horizon Board of Directors held on December 19, 2017, the Board adopted the Amended and Restated Bylaws of Horizon Bancorp, Inc. (the “Amended Bylaws”). Certain of the changes within the Amended Bylaws will become effective only upon the future amendment of Horizon’s Articles of Incorporation, as discussed below. All other changes became effective upon the Board’s approval.
A summary of the significant changes reflected in the Amended Bylaws follows:
Shareholder right to amend the Bylaws
Under Indiana corporate law, the right to adopt and amend the bylaws is vested exclusively in the Board of Directors, unless the Articles of Incorporation of a corporation provide otherwise. Horizon believes that its shareholders should have the right to amend the Bylaws, coextensive with the Board’s right to amend the Bylaws. As a result, the Horizon Board adopted an amendment to the Horizon Articles of Incorporation on December 19, 2017, granting shareholders the right to amend the Bylaws, and the Board has recommended to the shareholders that they approve this amendment to the Articles of Incorporation. Shareholder approval is required. Effective immediately upon the shareholders’ approval and filing the amended Articles of Incorporation with the State of Indiana, the shareholders will have the right to amend the Bylaws, coextensive with the Board’s right to amend the Bylaws.

Name of Horizon Bancorp
Due to a growing reluctance in the State of Indiana, and an increasing number of other states, to consider “Bancorp” as equivalent to statutorily required corporate identification words such as “corporation,” incorporated,” “company,” “corp.,” inc.,” or “co.,” Horizon’s Board is proposing a name change to “Horizon Bancorp, Inc.” from simply “Horizon Bancorp.” The name change must be approved by the shareholders and is part of the amended Articles of Incorporation approved by the Board on December 19, 2017, to be submitted to the shareholders at the 2018 Annual Meeting of Shareholders. The Board has reflected the name change in the Amended Bylaws, in anticipation of, and contingent upon, shareholder approval.

Lead Director
Horizon’s Bylaws have provided for a Lead Director, but the Amended Bylaws grant the Lead Director additional customary rights and duties, such as the right to call special meetings of shareholders and/or directors.

Chief Executive Officer
Because Horizon will have an individual serving as the Chief Executive Officer and a separate individual serving as the President, the Amended Bylaws clarify the roles of each in day-to-day operations and in emergency succession.

The foregoing description of the Amended Bylaws is not complete and is qualified in its entirety by reference to the complete copy of the Amended and Restated Bylaws of Horizon attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 19, 2017, the Board of Horizon approved amendments to the Code of Ethics for Executive Officers and Directors (the “Code of Ethics”). First, all references to Horizon’s banking subsidiary were modified to reflect that “Horizon Bank, N.A.” is now “Horizon Bank,” due to its conversion from a national banking association to an Indiana-chartered state commercial bank in June 2017.
Next, references to Horizon’s Audit Committee of the Board were changed to Horizon’s Corporate Governance and Nominating Committee. Horizon recently restructured its Board committees and added a dedicated corporate governance oversight function to the Nominating Committee (leading to the Nominating Committee becoming the Corporate Governance and Nominating Committee). The Board determined that the Corporate Governance and Nominating Committee was the proper Board committee to be responsible for administering the Code of Ethics and, as a result, has transferred some of the oversight authority from the Audit Committee to the Corporate Governance and Nominating Committee. The Audit Committee will remain involved in all whistleblower and financial reporting matters, however, as well as retaining primary responsibility for administration of the Code of Conduct for Advisors (applying to Horizon’s employees).
The foregoing description of the amended Code of Ethics is not complete and is qualified in its entirety by reference to the complete copy of the Code of Ethics for Executive Officers and Directors attached as Exhibit 14 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01.  Other Events.

Director Deferred Compensation Plan
At the Horizon Board meeting held on December 19, 2017, the Board amended and restated the 1997 Directors' Deferred Compensation Plan and the 2005 Directors’ Deferred Compensation Plan (collectively, the “DDC Plan”). Several changes were ministerial, such as changing references to “Horizon Bank, N.A.” to “Horizon Bank,” as a result of a charter conversion, as discussed above. In addition, the method of payment upon distribution of a participant’s assets out of the DDC Plan was amended to include payments in shares of Horizon’s common stock, at the discretion of the Board’s Compensation Committee, to the extent the participant had elected to have some of his or her deferred amounts invested in Horizon common stock.
Anti-Hedging and Anti-Pledging
Also on December 19, 2017, the Board revised its anti-hedging policy to prohibit such activities entirely for directors, executive officers and their family members and controlled entities. Horizon has long discouraged these activities and required case-by-case pre-clearance, but has now instituted a full ban. The Board believes that these types of transactions could have the effect of diluting the risks and rewards of stock ownership in Horizon and could cause a director or executive officer to have different objectives from Horizon’s other shareholders.
The Board also revised its anti-pledging policy to prohibit all such transactions, with a limited exception for loans with a clear purpose and a well-defined and identifiable source of repayment, as determined in advance and approved by the Board’s Corporate Governance and Nominating Committee.
Audit Committee
As part of the committee restructuring undertaken by the Board, the Audit Committee’s oversight of related party transactions has been moved to the Corporate Governance and Nominating Committee.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Horizon Bancorp, Inc.
14	Code of Ethics for Executive Officers and Directors

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 21, 2017	HORIZON BANCORP

	By:	/s/ Mark E. Secor
Mark E. Secor Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
3.2	Amended and Restated Bylaws of Horizon Bancorp, Inc.	Attached
14	Code of Ethics for Executive Officers and Directors	Attached